UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 13, 2015
Date of Report (Date of Earliest Event)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities
On November 13, 2015, Sotheby’s (the "Company") announced a series of regional voluntary separation incentive programs which aim to reduce headcount and associated compensation costs. The programs are being offered to most Sotheby’s employees in jurisdictions where it is practical to do so. Employees who elect to participate will be accepted only upon approval by Sotheby’s management.
Each participant in a regional program will be entitled to receive severance benefits based on the participant’s position, years of service and base pay, and includes, in certain circumstances, continued vesting of equity awards. The cash severance payment will be made in a single lump sum payment to each participant as soon as administratively practicable after termination of employment. Terminations under the voluntary separation incentive programs generally are expected to be completed in the first quarter of 2016. The severance costs under these programs are expected to be recognized in the fourth quarter of 2015 and cannot be reasonably estimated at this time. An amended Form 8-K will be filed when severance costs can be reasonably estimated.
If the voluntary separation incentive programs do not yield the desired result, Sotheby’s may supplement with involuntary separation programs.
(See statement on Forward Looking Statements.)
FORWARD LOOKING STATEMENTS
This Form 8-K contains certain forward looking statements; as such term is defined in Section 21E of the Securities Exchange Act of 1934, as amended, relating to future events and the financial performance of the Company. Such statements are only predictions and involve risks and uncertainties, resulting in the possibility that the actual events or performance will differ materially from such predictions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	November 16, 2015